UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2023
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sinclair Broadcast Group, LLC
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Sinclair Broadcast Group, LLC

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2023, Sinclair Television Group, Inc. ("STG"), a subsidiary of Sinclair, Inc. (“Sinclair” or the "Company"), entered into an amendment (the "Amendment") to the Amended and Restated Employment Agreement dated January 16, 2020 (the "Agreement") with Robert Weisbord, Chief Operating Officer and President of Broadcast, retroactively effective as of January 1, 2023.

Under the terms of the Amendment, Mr. Weisbord will be entitled to an annual base salary of $1,433,250 retroactively effective January 1, 2023 and $1,504,913 effective January 1, 2024 ("Base Salary"). During each subsequent year of employment beginning January 1, 2025, Mr. Weisbord's Base Salary shall be determined by the Company's Compensation Committee, in its absolute and complete discretion. Under the terms of the Amendment, Mr. Weisbord is also eligible for a quarterly cash bonus in the amount of up to $1,433,250 for the calendar year ending December 31, 2023 and $1,504,913 for the calendar year ending December 31, 2024; an annual exceeds cash bonus of up to $400,000; the number of shares of stock settled stock appreciation rights valued at $500,000 for each calendar year ending December 31, 2022 (issued in 2023), December 31, 2023 (issued in 2024), and December 31, 2024 (issued in 2025), vesting over two years; and restricted stock in the number of shares equivalent to $1,000,000 for each calendar year ending December 31, 2023 and December 31, 2024, vesting over two years.

Under the terms of the Amendment, provided Mr. Weisbord has been continually employed in good standing by the Company from the date hereof to and including January 1, 2027, Mr. Weisbord is eligible to receive one-time special longevity bonuses in the amount of: (i) $3,000,000 (the “Guaranteed Longevity Bonus”) and (ii) $2,000,000.00 (the “Conditional Longevity Bonus” along with the Guaranteed Longevity Bonus, collectively, the “Longevity Bonus”) payable as one lump sum in the form of cash. The Conditional Longevity Bonus shall be conditioned on that the earnings before interest, taxes, depreciation, and amortization (“EBITDA”), less net retransmission revenue, for STG for the calendar years ending December 31, 2025 and December 31, 2026 is greater than the EBITDA, less net retransmission revenue, for STG for the calendar years ending December 31, 2021 and December 31, 2022, as determined by the Company’s standard and consistent accounting practices. In the event that Mr. Weisbord's employment is terminated pursuant to a Change in Control (as defined in the Agreement), then the Company’s successor shall pay Mr. Weisbord the Longevity Bonus within 30 days after the Termination Date (as defined in the Agreement) in the form of cash.

Under the terms of the Amendment, Mr. Weisbord is entitled to a lump sum separation payment equal to one month's Base Salary in effect at the time of termination for each full year of his continuous employment with the Company ("Separation Payment") if his employment is terminated upon his death or disability, by the Company without Cause (as defined in the Agreement), by Mr. Weisbord for Good Reason (as defined in the Agreement and amended by the Amendment), or due to a Change in Control (as defined in the Agreement), provided that, if Mr. Weisbord's employment is terminated by the Company without Cause (as defined in the Agreement), by Mr. Weisbord for Good Reason (as defined in the Agreement and amended in the Amendment), or due to a Change in Control (as defined in the Agreement), the Company's payment of the Separation Payment will be conditioned upon Mr. Weisbord's execution and delivery to the Company of a general release by Mr. Weisbord of all claims against the Company and its subsidiaries.

Except as set forth in the Amendment, a copy of which shall be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the terms of the previous agreement remain unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.
SINCLAIR BROADCAST GROUP, LLC

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: June 21, 2023